Exhibit 99.1

Sumitomo Chemical Company to Acquire Cambridge Display

Technology for $12 per Share

Tokyo, Japan and Cambridge, UK, July 31, 2007 — Sumitomo Chemical Company (Sumitomo Chemical) and Cambridge Display Technology (NASDAQ: OLED) (CDT) today jointly announced that they have entered into a definitive merger agreement whereby Sumitomo Chemical will acquire CDT, a developer of technologies based on polymer organic light emitting diodes (P-OLEDs). Under the merger agreement, Sumitomo Chemical will acquire all outstanding shares of CDT common stock at a price of $12 per share in cash, for an aggregate purchase price of approximately $285 million. The merger consideration represents a 107 percent premium over CDT’s 90-day average closing share price and a 95 percent premium over CDT’s closing share price of $6.15 on July 30.

In connection with the merger agreement, Kelso and Company and certain of its affiliates and certain members of CDT’s senior management, holding in the aggregate approximately 43% of the outstanding shares of common stock of CDT, have entered into several agreements with Sumitomo Chemical under which they have agreed to vote all of their shares of CDT common stock in favor of the transaction.

David Fyfe, Chairman and Chief Executive Officer of CDT, said: “I am delighted to recommend this merger to our stockholders, as is the entire board of directors. I believe that the acquisition of CDT by Sumitomo Chemical will significantly enhance the prospects for P-OLED technology adoption, especially as P-OLED is looking ever more likely to become the next mainstream display technology. CDT and Sumitomo Chemical have developed a more integrated and closer relationship since Sumitomo acquired a license to certain IP from CDT in 2001, culminating in the formation of a 50/50 joint venture in 2005 to develop, manufacture and sell P-OLED materials to CDT licensees and others. We have admired the long term commitment of Sumitomo Chemical to the development of this very important technology and believe this merger is not only in the best interest of our shareholders but also of our employees and the global display industry.”

Hiromasa Yonekura, President of Sumitomo Chemical, said: “In recent years, Sumitomo Chemical has positioned its display materials business as one of its strategically important business areas and an area of focus for our business resources. OLEDs are expected to see considerable market growth in the future as next-generation materials for flat panel displays and lighting applications, and our company is actively engaged in the development of new materials and the improvement of device technologies. We have built a close cooperative relationship with CDT up to this point, and the complete integration of both companies’ technological and intellectual assets through this acquisition will make it possible to greatly accelerate development. We are very grateful for the support of the CDT board of directors and major shareholders, and I am pleased to extend a warm welcome to all our colleagues at CDT on behalf of Sumitomo Chemical.”

Completion of the merger is subject to CDT stockholder approval and other customary closing conditions. The acquisition is expected to close during the third or fourth quarter of 2007.

Nikko Citigroup Limited, Citigroup Global Markets Inc. and Pillsbury Winthrop Shaw Pittman LLP advised Sumitomo Chemical in the transaction. Cowen and Company, LLC and Cadwalader, Wickersham & Taft LLP advised CDT. CDT is listed on the Nasdaq Global Market under the symbol Nasdaq: OLED.

Safe Harbor

CDT DISCLOSURE NOTICE: This news release contains forward–looking statements that predict or describe future events or trends. The matters described in these forward–looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond CDT’s control. CDT faces many risks that could cause its actual performance to differ materially from the results predicted by its forward–looking statements. CDT’s performance may be impacted by many factors, including (i) the outcomes of its ongoing and future research and development activities, and those of its licensees, related to its polymer organic light emitting diode, or P-OLED, Total Matrix Addressing, or TMA, and related technologies; (ii) the potential commercial applications of its P-OLED, TMA and related technologies, and of OLED products in general; (iii) its ability to form and continue joint ventures and other strategic relationships with manufacturers of P-OLED materials, displays and other devices which incorporate its technologies; (iv) successful commercialization of products including its P-OLED, TMA or related technologies by CDT or by its licensees; (v) the willingness of these manufacturers and licensees to continue to develop, manufacture and sell commercial products integrating CDT’s technology; (vi) future demand for products using its P-OLED, TMA or related technologies; (vii) the comparative advantages and disadvantages of its technologies versus competing technologies currently on the market; (viii) the nature and potential advantages of any competing technologies that may be developed in the future; (ix) CDT’s ability to compete against third parties with greater resources; (x) its ability to maintain and improve its competitive position following the expiration of its fundamental patents; (xi) the adequacy of protection afforded to it by the patents that it owns or license and the cost to it of enforcing that protection; (xii) its ability to obtain, expand and maintain patent protection in the future and to protect its unpatentable intellectual property; (xiii) developments in and expenses associated with resolving matters currently in litigation; (xiv) the payments that it expects to receive in the future under its existing contracts and the terms that it is able to enter into with new licensees of its technology; (xv) exposure of its international operations and those of its licensees to significant risks; (xvi) its future capital requirements and its ability to obtain additional financing when needed; and (xvii) its future P-OLED technology licensing and other revenues and results of operations. The reports that CDT files with the U.S. Securities and

Exchange Commission (“SEC”) contain a fuller description of these and many other risks to which CDT is subject. Because of those risks, CDT’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward–looking statements. The information set forth in this news release represents management’s current expectations and intentions. CDT assumes no responsibility to issue updates to the forward–looking matters discussed in this news release.

Additional Information and Where to find it

This communication may be deemed to be solicitation material in respect of the proposed acquisition of CDT by Sumitomo Chemical. CDT will file a proxy statement and other documents regarding the proposed merger described in this news release with the SEC. CDT’s stockholders are urged to read the proxy statement and other relevant materials when they become available, because they will contain important information about CDT, the proposed transaction and related matters. A definitive proxy statement will be sent to stockholders of CDT seeking their approval of the transaction. Stockholders may obtain a free copy of the definitive proxy statement, when available, and other documents filed by CDT and Sumitomo Chemical with the SEC at the SEC’s web site at www.sec.gov.

Participants in the Solicitation

CDT and its directors and executive officers may be deemed to be participants in the solicitation of proxies of CDT stockholders to approve the proposed merger. Such individuals may have interests in the merger, including as a result of holding shares of CDT stock or restricted stock units or options to purchase shares of CDT stock. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for CDT’s 2007 annual meeting of stockholders filed with the SEC on April 30, 2007. CDT stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the proposed transaction when it becomes available.

Media Contact:	Investor Relations Contact:
Cambridge Display Technology	The Piacente Group
Michael Black, CFO	Brandi Piacente
+44 1954 713600	212-481-2050
investors@cdtltd.co.uk	brandi@tpg-ir.com

Investor Relations Contact:
Sumitomo Chemical Co., Ltd
Corporate Communications Dept.
+81 3 5543 5102
hirayamat1@sc.sumitomo-chem.co.jp